Exhibit 5.1

Mourant Ozannes (Jersey) LLP22 Grenville Street St Helier Jersey JE4 8PX Channel Islands T +44 1534 676 000 F +44 1534 676 333
The Directors
Murano Global Investments Limited
50 La Colomberie
St. Helier
JE2 4QB
Jersey

11 January 2024

Our ref:
8063775/89007978/3

Dear Sirs

Murano Global Investments Limited (the Company)

Registration of Shares under the US Securities Act of 1933, as amended (the Securities Act)

1.	Introduction

1.1	We have acted as the Company's Jersey legal advisers in connection with the registration under the Securities Act of the Company's ordinary shares of no par value (Shares).

1.2	The Company has asked us to provide this opinion in connection with the registration of up to 29,766,906 Shares under the Securities Act (the Registration Shares), such Registration Shares comprising:

(a)
up to 12,891,906 Shares that may be issued pursuant to the Business Combination Agreement, as defined below, to the holders of HCM Ordinary Shares, as defined in the Business Combination Agreement (the BCA Shares); and

(b)	up to 16,875,000 Shares that may be issued upon exercise of the Warrants, as defined below (the Warrant Shares).

1.3	We understand that, pursuant to the terms of the Business Combination Agreement, the Company has agreed, among other things, to:

(a)	issue the BCA Shares; and

(b)	enter into a Warrant Assumption Agreement, in the form attached to the Business Combination Agreement as Exhibit D (the Warrant Assumption Agreement).

Mourant Ozannes (Jersey) LLP is registered as a limited liability partnership in Jersey with registration number LLP112

mourant.com

1.4
We further understand that, as described in the Registration Statement, by the Company's entry into: (i) the Warrant Assumption Agreement; and (ii) an Amended and Restated Warrant Agreement, a draft of which is to be attached as Exhibit A to the Warrant Assumption Agreement (the Amended and Restated Warrant Agreement and, together with the Warrant Assumption Agreements, the Warrant Documents), the Company will agree, in accordance with the terms of the Warrant Documents to:

(a)	assume obligations as the issuer of certain warrants (Warrants), with each such warrant representing the right for its holder to acquire Warrant Shares; and

(b)	issue Warrant Shares to the holders of Warrants upon exercise of a Warrant.

2.	Documents examined

2.1	For the purposes of this opinion, we have examined the following documents:

(a)	Amendment No. 4 to a draft registration statement on Form F‑4 dated 11 January 2024 relating to the registration of the Registration Shares under the Securities Act (the Registration Statement);

(b)
the amended and restated business combination agreement dated 2 August 2023 in the form attached as Annex A to the Registration Statement, expressed to be governed by the laws of the State of Delaware and made between the Company, HCM Acquisition Corp., Murano PV, S.A. DE C.V., Elías Sacal Cababie, ES Agrupación, S.A. de C.V., Murano Global B.V., MPV Investment B.V., and Murano Global Cayman (the Business Combination Agreement);

(c)	the draft Warrant Documents;

(d)
the Company's certificate of incorporation and memorandum and articles of association as appearing on the Company's public records as maintained by the Companies Registry of the Jersey Financial Services Commission on the date hereof;

(e)	the draft memorandum and articles of association proposed to be adopted by the Company prior to the issue of the Registration Shares (the New M&As);

(f)	a consent dated 27 July 2023 granted to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958 in relation to the Shares; and

(g)	a consent dated 4 December 2023 granted to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958 in relation to the Warrants.

2.2
In this opinion, non-assessable means, in relation to a Registration Share, that the purchase price for which the Company agreed to issue that Registration Share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Registration Share in respect of the purchase price of that Registration Share.

3.	Assumptions

For the purposes of giving this opinion we have assumed that:

(a)	each document examined by us:

(i)
whether it is an original or a copy, is (along with any date, signature, electronic signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(ii)	was (where it was executed after we reviewed it), or will be (where it has not yet been executed) executed in materially the same form as the last draft of that document examined by us;

(b)	the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

(c)
a meeting of the Company’s board of directors (or a duly authorised committee thereof) has been, or will be, duly convened and held at which it was, or will be, resolved to enter into the Warrant Documents and to allot and issue the Registration Shares;

(d)	the shareholders of the Company have passed, or will pass, resolutions of the Company to, among other things, approve the adoption of the New M&As;

(e)
all Registration Shares will be duly allotted in accordance with the provisions of the New M&As and such allotment will not at the relevant time result in a breach of any authority to allot Shares conferred on the directors of the Company by the shareholders of the Company;

(f)
the Company is able to pay its debts as they fall due and will not become unable to do so as a result of executing, or performing its obligations under the Business Combination Agreement or the Warrant Documents and no steps have been taken or applications made by any creditor of, and no steps have been taken or resolutions passed by the Company to wind up the Company; and

(g)	our opinion will not be adversely affected by the laws or public policies of any jurisdiction other than Jersey

4.	Opinion

As a matter of Jersey law, and based on, and subject to, the assumptions set out above and the limitations set forth below, we are of the opinion that, in relation to any Registration Share that is issued pursuant to the terms of the Business Combination Agreement or the Warrant Documents, once the name of the person entitled to be issued that Registration Share (or a nominee for such person) has been entered in the Company's register of members as the holder of that Registration Share in accordance with the Company's articles of association, that Registration Share will have been validly issued, and will be fully paid and non-assessable.

5.	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than Jersey (and we have not made any investigation into such laws);

(b)	as to the enforceability of any documents entered into or to be entered into by the Company; or

(c)	as to the title or interest of the Company to or in, or the existence of, any property or assets the subject of any documents entered into or to be entered into by the Company.

6.	Jersey law

This opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this opinion.  We express no opinion with respect to the laws of any other jurisdiction.  We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention, or any changes in law which may occur, after the date of this opinion.

7.	Consent

(a)	This opinion is addressed to the Company in connection with the registration of the Registration Shares under the Securities Act.

(b)
We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the paragraph of the Registration Statement headed Legal Matters.  In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes (Jersey) LLP
Mourant Ozannes (Jersey) LLP